Exhibit 23.1


                    Consent of Independent Public Accountants



         As independent public accounts, we hereby consent to the use in this registration statement of our report dated November 25, 1997, except with respect to the matters discussed in Note 16, as to which the date is March 31, 1998, included herein and to all references to our Firm included in this registration statement.







                                                   /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 12, 1998